Exhibit 99.1

SPECIAL AND ANNUAL MEETING OF STOCKHOLDERS OF

HERCULES OFFSHORE, INC.

July 11, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

■	20330030030300000000 4	071107

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2,3,4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. To elect three directors to the class of directors whose term will expire at the 2010 Annual Meeting of Stockholders.

2.   To approve the issuance of Hercules common stock to TODCO stockholders pursuant to the Amended and Restated Agreement and Plan of Merger, effective as of March 18, 2007, by and among Hercules, TODCO and THE Hercules Offshore Drilling Company LLC.

					☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: m Thomas R. Bates, Jr. m Thomas J. Madonna m Thierry Pilenko

3.   Subject to completion of the merger, approve the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan, increasing the number of shares of Hercules common stock available for issuance under the plan by 6,800,000 shares.

					☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

4.   As an alternative to Proposal 3, if the merger is not completed, to approve the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan, increasing the number of shares of Hercules common stock available for issuance under the plan by 1,200,000 shares.

					☐	☐	☐

				5. To approve the adjournment of the Hercules meetings, if necessary or appropriate, to solicit additional proxies in favor of any of the foregoing proposals.	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •				This proxy is revocable. The undersigned hereby revokes any proxy or proxies to vote or act with respect to such shares heretofore given by the undersigned.

The undersigned hereby acknowledges receipt of the notice of Special and Annual Meeting of stockholders and the accompanying joint proxy statement/prospectus. This proxy is solicited on behalf of the Board of Directors. This proxy will be voted in accordance with the instructions specified above and, in the absence of such specifications, will be voted “FOR” all director nominees and “FOR” Proposals 2,3,4 and 5. If any other business properly comes before the meeting or any adjournment or postponement thereof, this proxy will be voted in the discretion of the proxies named herein.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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HERCULES OFFSHORE, INC.

11 Greenway Plaza, Suite 2950

Houston, Texas 77046

NOTICE OF SPECIAL AND ANNUAL MEETING OF STOCKHOLDERS

To be held on July 11, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James W. Noe, Lisa W. Rodriguez and Stephen M. Butz, and each of them, proxies of the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Hercules Offshore, Inc. held of record by the undersigned on May 30, 2007, at the Special and Annual Meeting of Stockholders to be held on July 11, 2007 at 9:00 a.m., Houston time, at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

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